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                                                                     Exhibit 8.1


                   [LETTERHEAD OF SULLIVAN & CROMWELL]


                                                   April 9, 1998

Big Flower Holdings, Inc.,
Big Flower Trust I,
   3 East 54th Street,
      New York, New York 10022.

         Re:  2,300,000 Preferred Securities of Big Flower Trust I
              ----------------------------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel to Big Flower Holdings, Inc. and Big Flower Trust I in connection with the Registration Statement on Form S-3 of Big Flower Trust I and Big Flower Holdings, Inc. (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus included in the Registration Statement.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                   Very truly yours,

                                                   /s/ Sullivan & Cromwell